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Exhibit 5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1997, which appears on page 19 of the 1996 Annual Report to Stockholders of Chemed Corporation which is incorporated by reference in the 1996 Annual Report on Form 10-K of Chemed Corporation for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of such Annual Report on Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Cincinnati, Ohio
August 28,  1997


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